Exhibit 10.2

AGREEMENT

THIS AGREEMENT (this “Agreement”) is made and effective as of August 28, 2012 (the “Effective Date”), by and between R&S Investments, LLC, a Delaware limited liability company (“Purchaser”), and Hollywood Media Corp., a Florida corporation (“Hollywood Media”). Purchaser and Hollywood Media are each referred to in this Agreement as a “Party” and are collectively referred to in this Agreement as the “Parties”.

RECITALS

A.           Purchaser and Hollywood Media are parties to that certain Purchase Agreement dated as of August 21, 2008, as amended (the “Purchase Agreement”);

B.           Pursuant to the Purchase Agreement, Hollywood Media sold, and Purchaser purchased, 100% of the membership interests (collectively, the “Purchased Interest”) in each of HOLLYWOOD.COM, LLC, a Delaware limited liability company, and Totally Hollywood TV, LLC, a Delaware limited liability company;

C.           Upon the terms and subject to the conditions set forth in Section 3.3 of the Purchase Agreement, Purchaser may be obligated to pay Hollywood Media certain Additional Consideration (as such term is defined in the Purchase Agreement) in respect of the Purchased Interest; and

D.           Upon the terms and subject to the conditions set forth in this Agreement, in exchange for Purchaser paying Hollywood Media Two Million Nine Hundred Fifty Thousand Dollars ($2,950,000.00) (the “Buyout Amount”), the Parties desire to terminate the Purchaser’s obligation to pay any Additional Consideration or Earnout Payment (each as defined in the Purchase Agreement).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.          Satisfaction of Obligation to Pay Additional Consideration. On the Effective Date, (i) Purchaser shall pay to Hollywood Media the Buyout Amount by wire transfer of immediately available funds into the account designated by Hollywood Media within two business days from the date hereof and (ii) upon execution of this Agreement, Purchaser shall have automatically and without further action completely and fully satisfied all of Purchaser’s obligations and/or liabilities under Article III of the Purchase Agreement (including Purchaser’s obligation to pay the Purchase Price under Section 3.1 of the Purchase Agreement and any Additional Consideration or Earnout Payment under Section 3.3 of the Purchase Agreement), and Purchaser shall have no further obligations and/or liabilities (and Hollywood Media shall no have further rights and/or remedies) under Article III of the Purchase Agreement or otherwise. For the avoidance of doubt, neither Purchaser nor any of Purchaser’s affiliates or successors will have any liability for payment or otherwise to Hollywood Media under the Purchase Agreement. Section 7.7 of the Purchase Agreement shall have no further force or effect.

2.          Miscellaneous.

(a)          Except as modified by this Agreement, the Purchase Agreement remains unaltered and in full force and effect. This Agreement constitutes the entire and final agreement among the Parties with respect to the subject matter hereof and there are no agreements, understandings, warranties or representations among the Parties with respect to the subject matter hereof except as set forth herein.

(b)          Neither this Agreement nor any of the provisions hereof can be amended, changed, waived, discharged, or terminated, except by an instrument in writing signed by the Party or Parties against whom enforcement of the amendment, change, waiver, discharge, or termination is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(c)          Neither Party may assign, transfer or otherwise encumber this Agreement or their respective rights or obligations hereunder, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of the other Party. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Any corporation or other entity succeeding to the interests of Hollywood Media shall be treated as Hollywood Media hereunder. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as expressly stated herein. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed in such State without giving effect to the choice of law principles of such state that would require or permit the application of the laws of another jurisdiction.

(e)          For purposes of this Agreement, (a) the words “including”, “include” and “includes” shall be deemed to be followed by the words “without limitation”, (b) the word “or” is not exclusive (and shall be construed in the inclusive sense of “and/or”), (c) the words “herein,” “hereof,” “hereby,” “hereto” or “hereunder” refer to this Agreement as a whole, (d) each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form, and (e) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. To the extent any term or provision of this Agreement conflicts with any term or provision of the Purchase Agreement, the terms and provisions of this Agreement shall control.

(f)          Each Party shall at any time and from time to time execute and deliver to the other Party such further instruments and agreements, and take such further action as the other Party may reasonably request, in each case further to effect the purposes of this Agreement and the transactions contemplated by this Agreement.

(g)          The provisions of Sections 9.3, 9.7 and 9.8(d) and (e) of the Purchase Agreement are hereby incorporated by reference into this Agreement, mutatis mutandis, and shall be deemed to be a part of this Agreement as if restated in this Agreement in their entirety.

(h)          Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, or any successor thereof, and judgment upon the award rendered by the Arbitrators may be entered in any Court having jurisdiction thereof. Venue of the arbitration shall in Palm Beach County, Florida. Any controversy or claim shall be submitted to three arbitrators selected from the panels of the Arbitrators of the American Arbitration Association. Each party shall bear the costs of its own counsel and presentation of evidence, and each party shall share equally the cost of such arbitration proceeding. Any award made hereunder may be docketed in a court of competent jurisdiction in Palm Beach County, Florida, and all parties hereby consent to the personal jurisdiction of such court for purposes of the enforcement of the arbitration award.

(i)          This Agreement may be executed in any number of counterparts, each of which will be deemed an original document, but all of which will constitute a single document. A facsimile or email (in .pdf format) of any Party’s signature to this Agreement shall be treated as an original signature for all purposes of this Agreement and shall be fully effective to bind such Party to the terms of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

hollywood media:

hollywood media corp.

By:	/s/ Robert D. Epstein
Name:	Robert D. Epstein
Title:	Chairman, Special Committee of Directors, on behalf of Special Committee, as Authorized Representative of Hollywood Media Corp.

PURCHASER:

R&S INVESTMENTS, LLC

By:	/s/ Mitchell Rubenstein
Name:	Mitchell Rubenstein
Title:	Managing Member

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